Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use in this Pre Effective Amendment No. 2 of the Registration Statement on Form N-2 (Registration No. 333-123699) of our report dated May 12, 2005, relating to the financial statement of Gladstone Investment Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, VA
May 25, 2005